UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 - Results of Operations and Financial Condition.

On November 12, 2021, Smartsheet Inc. (the "Company") issued a press release updating its financial outlook for the third quarter ended October 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The updated financial outlook is based on information available to the Company as of the date of this Current Report on Form 8-K and is subject to the completion of the Company’s financial closing procedures and review by the Company’s independent registered public accounting firm.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission (the "SEC"), whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 10, 2021, Gene Farrell, the Company's Chief Strategy & Product Officer, notified the Company of his intent to resign from his position. Mr. Farrell will be leaving the Company, effective December 10, 2021, to join an early-stage financial technology company as its Chief Executive Officer. The Company thanks Mr. Farrell for his service and wishes him success in his future endeavors. Praerit Garg, the Company’s Chief Technology Officer and Executive Vice President of Engineering, will now oversee Smartsheet’s product and engineering organizations and assume a new title of Chief Product Officer and Executive Vice President of Engineering.

(c)    On November 12, 2021, the Company announced that it has appointed Stephen Branstetter as Chief Operating Officer, effective immediately. Mr. Branstetter will serve as "principal operating officer" of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, effective as of the date of his appointment.

Prior to his appointment as Chief Operating Officer, Mr. Branstetter served as the Company’s Senior Vice President of Operations from November 2019 to November 2021, as Senior Vice President of Customer and Partner Success from March 2019 to November 2019, as Vice President of Services and Customer Success from May 2016 to March 2019, as Senior Director of Customer Success from January 2015 to May 2016, and prior to that as Director of Sales Enablement. Prior to joining the Company, Mr. Branstetter served in management roles at The Active Network, a software-as-a service company for activity and participant management. Mr. Branstetter holds a B.A. in Business Administration from the University of Washington.

Pursuant to an executive employment agreement between the Company and Mr. Branstetter, dated November 11, 2021 (the "Agreement"), Mr. Branstetter will be employed by the Company on a full-time basis, and will receive an annual base salary of $325,000. In addition, Mr. Branstetter will be eligible for an annual cash bonus targeted at 60% of base salary, contingent on achievement of Company objectives. This annual cash bonus will be prorated for the current fiscal year, calculated from the date of Mr. Branstetter’s appointment as Chief Operating Officer. Additionally, subject to approval by the Compensation Committee of the Board, the Company intends to grant Mr. Branstetter an equity award in the ordinary course of the Company’s annual equity grant process, with a target aggregate fair market value of $1.5 million in a combination of stock options and restricted stock units, divided to deliver approximately one-third of the intended aggregate fair market value in stock options and the remaining two-thirds in restricted stock units, with the actual mix being an approximation based on the share price on the date of grant. The equity award shall be granted under the Company's 2018 Equity Incentive Plan (the "2018 Plan"), a copy of which is attached as Exhibit 10.4 to the Company’s Form S-1/A filed with the SEC on April 16, 2018. The stock options and restricted stock units shall vest over four years, with 25% vesting on the one year anniversary of the vesting commencement date, and the remaining 75% vesting in equal quarterly increments thereafter. The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2022.

In connection with Mr. Branstetter’s appointment as Chief Operating Officer, the Board also approved the Company’s entry into a change in control severance agreement with Mr. Branstetter (the “Severance Agreement”), effective from the date signed, which includes the following terms:

The Severance Agreement provides for an initial three-year term from the date of the agreement, unless renewed, extended, or earlier terminated, subject to certain limitations. Mr. Branstetter will be entitled to certain severance benefits if he is subject to a Separation (as defined in the Severance Agreement) within three months prior to or 12 months following a Change in Control (as defined in the Severance Agreement) as a result of the Company or its successor terminating his employment for any reason other than Cause (as defined in the Severance Agreement) or Mr. Branstetter voluntarily resigning his employment for Good Reason (as defined in the Severance Agreement) (a “CIC Qualifying Termination”).

In the event of a CIC Qualifying Termination, Mr. Branstetter would be entitled to receive severance benefits equal to six months of his then-current annual base salary and the pro rata portion of his unpaid annual target bonus at the then-current rate based on 100% achievement and equal to the number of actual days worked in the then-current fiscal year in which the Separation occurs. In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination, excluding awards that would otherwise vest only upon satisfaction of performance criteria subject to the following sentence, will become vested and exercisable in full as to 100% of the then unvested shares subject to the equity award. For equity awards that would otherwise vest only upon satisfaction of performance criteria, the vesting will accelerate as set forth in the terms of the applicable performance-based award agreement.

The foregoing summary of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Severance Agreement, which was filed as Exhibit 10.13 to the Company’s Form S-1 filed with the SEC on March 26, 2018, and is incorporated by reference herein.

Mr. Branstetter and the Company have entered into an indemnification agreement in substantially the same form as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on April 16, 2018, which is incorporated by reference herein.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Branstetter has a direct or indirect material interest. There are no family relationships between Mr. Branstetter and any of the Company’s directors or executive officers.

Item 8.01 - Other Events

A copy of the press release announcing the Company’s updated business outlook, Mr. Farrell’s departure, and Mr. Branstetter’s appointment as Chief Operating Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	November 12, 2021